Exhibit 10.2

SECOND AMENDMENT TO THE
CAPITAL SOUTHWEST CORPORATION
2010 RESTRICTED STOCK AWARD PLAN

WHEREAS, Capital Southwest Corporation (the “Company”) previously adopted the Capital Southwest Corporation 2010 Restricted Stock Award Plan (as previously amended, the “2010 Plan”);

WHEREAS, Section 14 of the 2010 Plan provides that the Board of Directors of the Company (the “Board”), may, subject to certain limitations, amend the 2010 Plan; and

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the 2010 Plan to increase the number of shares reserved for issuance thereunder, subject to and effective upon the receipt of shareholder approval thereof at the Company’s 2015 annual stockholders meeting on August 4, 2015 (the “2015 Meeting”).

NOW, THEREFORE, the 2010 Plan is hereby amended, subject to and effective upon receipt of shareholder approval at the 2015 Meeting, as follows:

1.	The first sentence of Section 4(a) of the 2010 Plan is deleted in its entirety and replaced with the following:

(a)            General Limitations.  Subject to adjustment as provided in Section 12 of the Plan, the maximum number of Shares reserved for issuance in connection with Restricted Stock Awards under the Plan is 638,000 Shares.

2.	The 2010 Plan, as amended hereby, shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to the 2010 Plan to be executed by its duly authorized officer, subject to and effective upon receipt of shareholder approval at the 2015 Meeting.

CAPITAL SOUTHWEST CORPORATION

By:	/s/ Joseph B. Armes
Name:	Joseph B. Armes
Title:	Chairman of the Board
President and Chief Executive Officer

Dated: August 10, 2015